Exhibit 32.1
Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section
1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The certification set forth below is being submitted in connection with the
Quarterly Report on Form 10-Q (the “Report”) for the purpose of complying with
Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the
“Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States
Code.
William W. Eager, the Chief Executive Officer of Mobility Global Inc.,
certifies that, to the best of his knowledge:
1.the Report fully complies with the requirements of Section 13(a) or
15(d) of the Exchange Act; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mobility Global Inc.
Date: August 7, 2026

/s/ William W. Eager
Name:William W. Eager
Chief Executive Officer